LOAN AGREEMENT

      The Agreement, dated as of the 4 day of February 1997, between BENTLEY KING ASSOCIATES, INC., a Delaware corporation whose principal offices are at 1601 E. Flamingo Road, Las Vegas, Nevada, (hereinafter "BENTLEY" or "LENDER") and NET TELECOMMUNICATIONS, INC., a Nevada corporation whose principal offices are at 101 Convention Center Drive, Las Vegas, Nevada, (hereinafter "NET TEL" or " BORROWER") (collectively the "PARTIES") (hereinafter "LOAN AGREEMENT") agree as follows.

                             WITNESSETH

      WHEREAS, NET TEL requires to funding to continue business operations and seeks venture capital for said funding;

      WHEREAS, BENTLEY agrees to loan a certain sum to NET TEL for the finance of certain start up operations of a wholly owned subsidiary, as defined herein, (hereinafter "LOAN'); and

      WHEREAS, NET TEL, in order to finance its wholly owned subsidiary so that it may commence telecommunication service operations and acquire certain equipment in connection therewith, agrees to accept this LOAN from BENTLEY pursuant to the terms of this LOAN AGREEMENT and all related documents hereto; and

      WHEREAS, to induce BENTLEY to lend to NET TEL, GUARANTOR, (as defined herein) shall guarantee the repayment of the LOAN and all terms and conditions of this LOAN AGREEMENT;

      NOW THEREFORE, in consideration of the foregoing covenants and agreements herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the PARTIES agree as follows:

1. The LOAN.

      Upon satisfaction of the conditions set forth in Section 4 below, and at the times and upon the terms indicted in Section 2 below, LENDER shall make a LOAN to BORROWER. Such LOAN may be referred to herein together as the "LOANS," aud each may be referred to individually as a "LOAN."

2. Terms.

      (A) The LOAN shall have been made in the aggregate total amount of $300,000 and shall be advanced to BORROWER initially in three (3) increments:
$55,000.00 on November 11, 1996, and $30,000.00 on December 13, 1996 and
$30,000.00 on January 17, 1997; with the balance of $185,000.00 being funded on an "as needed" basis and on the consent of LENDER with the aggregate being paid no later than June 1, 1997. The LOAN shall bear interest at a rate of Ten percent (10%) per annum and shall be fully due and payable on October 31. 2000. Commencing November 1, 1997, the LOAN shall be self amortizing for the principal and interest due on the LOAN, including all interest accruing from the date of this LOAN AGREEMENT through the first payment date, November 1, 1997. BORROWER shall make payments to LENDER of principal and interest in respect of the LOAN in equal self liquidation payments beginning November 1, 1997 through the maturity Date, October 31, 2000.

      (B) The BORROWER shall form a wholly owned subsidiary, the principal purpose of which will be to acquire equipment and operate as a telecommunication long distance service provider. From the proceeds available from the LOAN, NET TEL agrees to make all necessary capital contributions to the wholly owned subsidiary in order to effectuate the aforementioned operations. As and for consideration of, and as condition to the LOAN, the wholly owned subsidiary, shall guarantee the LOAN (hereinafter GUARANTOR").

      (C) BORROWER shall pledge as collateral, all shares of the common stock issued and outstanding to BORROWER by the GUARANTOR, to LENDER pursuant to a collateral pledge agreement and a stock power,

      (D) As and for partial consideration of LENDER making this LOAN, LENDER shall receive an option to purchase 1,400,000 shares of common stock of the BORROWER at a price of $.06 per share. This option may be exercised in whole or any part thereof at the sole discretion of the LENDER. This option shall be exercisable at the sole discretion of the LENDER at any time during the term of this LOAN, but in the event of prepayment by the BORROWER, then LENDER may exercise this option at any time prior to October 31. 2000.

3. Documentation.

      The LOAN shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note" ) and guaranteed by NTI TELECOM, INC., a Nevada corporation (the "GUARANTOR") pursuant to a guaranty in the form attached hereto as Exhibit B (the "Guaranty"). Additionally, the LOAN shall be secured by a UCC-1 financing statement in the form attached hereto as Exhibit C (the "Financing Statement") and a security agreement (the "Security Agreement") in the form attached hereto as Exhibit D. BORROWER shall pledge to LENDER all shares of the common stock issued and outstanding which its holds of the GUARANTOR pursuant to a collateral pledge agreement attached hereto as Exhibit E (the "Collateral Pledge Agreement") and a stock power attached hereto as Exhibit F (the "Stock Power").

4. Conditions Precedent to LENDER'S Obligations.

      (A) LENDER'S obligation to make the LOAN shall be subject to satisfaction of the following conditions precedent:

          (1) BORROWER shall have duly executed and delivered to LENDER the Note, the Financing Statement, the Collateral Pledge Agreement, the GUARANTOR's shares of common stock and the Stock Power;

          (2) GUARANTOR shall be duly formed in accordance with the appropriate state laws of the state of formation

          (3) GUARANTOR shall have executed and delivered to LENDER the Guaranty;

          (4) GUARANTOR shall have executed the digital telephone switch lease.

          (5) No Event of Default (as defined in Section 6 below) shall have occurred and be existing.

5. Covenants of BORROWER.

      So long as the commitment of LENDER hereunder shall be outstanding and until the payment in full of the Note outstanding hereunder and the performance of all other obligations of BORROWER hereunder, BORROWER agrees that, unless LENDER otherwise agrees in writing:

      (A)BORROWER covenants to prohibit GUARANTOR from creating, incurring or suffering any lien, mortgage, pledge, assignment or other encumbrance, except as contemplated by this LOAN AGREEMENT on, or security interest in, any of GUARANTOR'S property, assets or receivables, now owned or hereafter acquired;

      (B) BORROWER shall not have any indebtedness, except for indebtedness incurred in the normal course of business;

      (C) All taxes, levies and assessments of any description of the BORROWER will be paid before interest or penalties accrue thereon;

      (D)BORROWER will not make any significant change in its management;

      (E) BORROWER shall maintain an insurance policy providing "umbrella liability" coverage in an amount not less than $1,000,000 per occurrence;

This paragraph was deleted from the agreement

      (F) BORROWER shall provide one (1) director seat to LENDER on BORROWER'S Board of directors. BORROWER shall maintain a Board of Directors with at a total number of five (5) directors seats. In the event that BORROWER increases its number of Board of Directors seats, for any reason whatsoever, then LENDER shall receive twenty percent of all seats issued or in the event that less than five new director seats are added to the Board, then one (l) additional director seat;

      (G) BORROWER shall not decapitalize nor dilute the corporate of stock structure of GUARANTOR;

      (I) BORROWER covenants that all costs, fees charges expenses, etc. assessed against GUARANTOR by BORROWER shall be customary and reasonable.

      (J) BORROWER states and LENDER acknowledges that ownership of the switch is vested in Telecommunication Finance Group. LENDER acknowledges only the Lease ownership interest acquired by Net Tel in said equipment.

 6. Events of Default.

      As used herein, "Events of Default" shall mean any of the following:

      (A) BORROWER's default in making any payment in respect of the Note when it becomes due and payable, where such default continues for a period of five
(5) days;

      (B) BORROWER's breach of any covenant contained in Section 5 above or elsewhere in this LOAN AGREEMENT, where such default continues unremedied for a period of five (5) days after written notice by LENDER to BORROWER thereof;

      (C)BORROWER's voluntary or involuntary dissolution;

      (D)BORROWER's voluntary or involuntary transfer or hypothecation, without LENDER's prior written consent, of all or any portion of the property which is the subject of the Financing Statement (the "Collateral"); or

      (E) Entry by any court having jurisdiction over BORROWER of (1) a decree or order for relief regarding BORROWER in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or (2) a decree or order adjudging BORROWER a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or regarding BORROWER, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of BORROWER, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Acceleration.

      If an Event of Default occurs LENDER may, by written notice to BORROWER, declare the Note to be due and payable, whereupon the Note shall immediately mature and become due and payable, together with interest thereon, without presentment, demand, protest or notice, all of which are hereby waived by BORROWER.

8. Failure to Pay

      In the event BORROWER fails to make any payment pursuant to this LOAN AGREEMENT, including a principal or interest payment, then in addition to the then outstanding principal and interest, there shall be a penalty often percent (10%) of the outstanding payment due and, owing for failure to make such payment. In addition, LENDER may exercise any or all rights contained in this LOAN AGREEMENT or any related documents thereto, including but not limited to, the Note, the Guaranty, the Collateral Pledge Agreement or Stock Power. Nothing contained in this section shall be deemed as a waiver of LENDER's rights.

9. Representations of BORROWER

      The BORROWER acknowledges, represents, warrants and covenants, as the case may be, the following:

      A) The BORROWER acknowledges that it has accepted an offer of LENDER based upon, and in reliance on, all terms, representations, warranties and other information of this LOAN AGREEMENT as set forth herein.

      B) The BORROWER is aware that no federal or state agency, regulatory authority or other entity has made any findings or determination as to the fairness or adequacy of this LOAN.

      C) The BORROWER represents that it is properly authorized to enter into this transaction in accordance with its By Laws and pursuant to a vote of its Board of Directors.

      D) The BORROWER warrants and represents that it has determined that the LOAN is a suitable transaction for it and its financial condition is such that
(i) it has need for financing; and (ii) it is able to bear all risks of holding the LOAN in accordance with terms of this LOAN AGREEMENT.

      E) BORROWER has relied solely upon the information contained in documents provided to it and upon independent investigations made by it or its legal representatives. BORROWER is not relying on any representations or warranties from LENDER or any of its officers, directors, affiliates, employees or agents, except those contained herein.

      F) BORROWER owns the Collateral free and clear of any liens or encumbrances.

10. Representations of LENDER

      LENDER acknowledges, represents, warrants and covenants, as the case may be, the following:

      A) The LENDER is aware that no federal or state agency, regulatory authority or other entity has made any findings or determination as to the fairness or adequacy of this LOAN.

      B) The LENDER represents that it is properly authorized to enter into this transaction in accordance with its By Laws and pursuant to a vote of its Board of Directors.

11. Prepayment.

      BORROWER may prepay the LOAN in whole or in part at any time; provided, that in the event of any partial prepayment of the LOAN, any remaining principal balance shall continue to bear interest as set forth above and shall be due and payable at the date set forth in the Note, and all other provisions of the Note, the Guaranty, the Financing Statement, Collateral Pledge Agreement and this LOAN AGREEMENT shall continue in full effect notwithstanding such partial payment.

12. Notices.

      Each notice and other communication under or with respect to this LOAN AGREEMENT shall be in writing and shall be effective when mailed by certified or registered mail, return receipt requested, to the PARTIES at the following addresses:

LENDER:   Bentley King Associates, Inc.
          1601 E. Flamingo Road
          Suite 18
          Las Vegas, Nevada 891 19


BORROWER: Net Tel
          101 Convention Center Drive
          Las Vegas, Nevada 89109


GUARANTOR: NTI Telecom, Inc.
           c/o Net Tel
           101 Convention Center Drive
           Las Vegas, Nevada 89109

Any party may change his or its address of record by delivering notice to the other PARTIES of such address change in accordance with this Section.

13. Application of Nevada Law.

      This LOAN AGREEMENT and the related documents, including but not limited to, the Notes, Collateral Pledge Agreement, Guaranty and Financing Statement shall be governed by and construed in accordance with Nevada law.

14. Amendments.

      This LOAN AGREEMENT may be amended only by a written instrument executed by all PARTIES.

15. Execution of Additional instruments.

      BORROWER and GUARANTOR shall execute and deliver to LENDER such other and further documents, including without limitation statements of interest and holdings, designations, powers of attorney, and other instruments necessary or appropriate to further the intent of this LOAN AGREEMENT or to comply with any laws, rules or regulations.

16. Severability.

      If any provision in this LOAN AGREEMENT is held to be invalid or unenforceable on any occasion or in any circumstance, such holding shall not be deemed to render the provision invalid or unenforceable on any other occasion or in any other circumstance nor to render any other provision hereof invalid or unenforceable, and to that extent the provisions of this LOAN AGREEMENT are severable.

17. Heirs, Successors, end assigns.

      This LOAN AGREEMENT shall be binding upon and inure to the benefit of the PARTIES hereto and, to the extent permitted hereunder, their respective heirs, legal representatives and successors. BORROWER may not assign or cause the assignment of this LOAN AGREEMENT or of any right or obligation hereunder without the written consent of the LENDER.

18. Counterparts.

      This LOAN AGREEMENT may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19. Attorney's Fees.

      If one or more PARTIES to this LOAN AGREEMENT brings an action to enforce the terms hereof and declare rights hereunder, the prevailing party or PARTIES in any such action, on arbitration, trial or appeal, shall be entitled to its reasonable attorney's fees and costs to be paid by the non-prevailing party or PARTIES as fixed by the court or arbitrator(s).

20. Order of Recourse.

      BORROWER and GUARANTOR are jointly and severally liable to LENDER for the obligations pursuant to this LOAN AGREEMENT and any related document thereto. In the event of a default hereunder, LENDER shall not be required to exhaust any or all remedies against BORROWER before proceeding against GUARANTOR.

21. Survival

      The representations, warranties, covenants, and agreements contained in or made pursuant to this LOAN AGREEMENT shall survive the closing of this transaction, irrespective of any investigation made by or on behalf of any party. The statements contained in any certificate or other instrument delivered by or on behalf of BORROWER pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties, covenants and/or agreements, as the case may be, of BORROWER hereunder.

22. Sole Benefit

      This LOAN AGREEMENT is made solely for the benefit of BORROWER, LENDER and GUARANTOR and no other person shall acquire or have any right under or by virtue of this LOAN AGREEMENT.

23. Entire Agreement

      This LOAN AGREEMENT constitutes the entire understanding among the PARTES and incorporates all prior dealings, representations and promises, whether written or oral, and expresses the full agreement after full investigation by the PARTIES. No party is relying on any statement, representation or promise that is not set forth in this LOAN AGREEMENT.

24. Modification

      This LOAN AGREEMENT and any Exhibits or amendments hereto, sets forth the entire understanding of the PARTES with respect to the subject matter hereof, supersedes all existing agreement among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party with the approval of their respective boards of directors.

25. Waiver

      Any waiver by any party of a breach of any provision of this LOAN AGREEMENT shall not operate as, or be construed to be, a waiver of any other breach of such provision or of any breach of any other provision of this LOAN AGREEMENT. The failure of a party to insist upon strict adherence to any term of this LOAN AGREEMENT on one or more occasions shall not be considered a waiver of the right thereafter to insist upon strict adherence to that term or any other term of this LOAN AGREEMENT. Any waiver must be in writing.

26. Binding Effect

      The provisions of this LOAN AGREEMENT shall be binding upon and inure to the benefit of the PARTIES hereto and the respective successors and assigns of the PARTIES. Neither party may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this LOAN AGREEMENT without the prior written consent of the other except to a corporation which has succeeded to substantially all the business and assets of the assignor and assumed in writing its obligations under this LOAN AGREEMENT or to a corporation surviving a merger or consolidation to which the party to this LOAN AGREEMENT is a party and this LOAN AGREEMENT shall be binding upon and inure to the benefit of the PARTIES hereto and such respective successors and assigns of PARTES and such respective assigns Any attempted sale, assignment, transfer, conveyance, or delegation in violation of this Section shall be void.

27. Separability

      If any provision of this LOAN AGREEMENT is invalid, illegal, or unenforceable, the balance of this LOAN AGREEMENT shall remain in effect, and if any provision is inapplicable to any of the PARTIES or circumstances, it shall nevertheless remain applicable to all other PARTIES and circumstances.

28. Headings

      The headings in this LOAN AGREEMENT are solely for convenience of reference and shall be given no effect in the construction or interpretation of this LOAN AGREEMENT.

29. Counterparts

      This LOAN AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

30. Confidentiality

      The PARTIES agree that in contemplation of this LOAN AGREEMENT certain business and financial prospects and conditions of the PARTES, have been divulged, either, orally or in writing, including but not limited to, financial statements, operation procedures, etc. As a condition to this LOAN AGREEMENT, the PARTIES agree that no public disclosure to any person or entity other than the PARTES, shall not be purposefully made until this LOAN AGREEMENT has been duly executed. The PARTES shall take reasonable precautions to maintain the confidentiality of this LOAN AGREEMENT and information pertinent hereto until such time as this LOAN AGREEMENT has been duly executed. PARTIES acknowledges that the information provided herein is proprietary in nature.

      IN WITNESS WHEREOF the PARTIES have affixed their seal hereto, as of the date first hereinabove stated.

                                   NET TELECOMMUNICATIONS, INC.


                                   By:/s/Michael Gorts
                                   ---------------------
                                   Michael Gorts
                                   President

                                   BENTLEY KING ASSOCIATES, INC.


                                   By:/s/Jon M. Levine
                                   ---------------------
                                   Jon M. Levine
                                   Executive Vice President

                                   NTI TELECOM, INC.


                                   By:/s/Michael Gorts
                                   ----------------------
                              Michael Gorts
                                   President